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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): January 24, 2006
                                                   (January 24, 2006)

                            GEORGIA GULF CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      1-9753               58-1563799
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
         Incorporation)                                   Identification Number)

   115 Perimeter Center Place, Suite 460, Atlanta, GA              30346
       (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's Telephone Number, including area code: (770) 395-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Georgia Gulf Corporation has applied to the Louisiana Department of Environmental Quality for an air permit modification for its Plaquemine, Louisiana vinyl resins facility. The permit modification would allow the Company to modernize the facility by adding a new production line that would provide more efficiency, flexibility and productivity. The project would represent a $100 million investment in the facility. The Company hopes to receive permit approval by the second quarter of 2006, which it expects would result in completion of the modernization project in early 2008. This project would increase capacity by approximately 450 million pounds annually.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 24, 2006

                                               Georgia Gulf Corporation

                                   By:      /s/ JOEL I. BEERMAN
                                            -----------------------------------
                                   Name:    Joel I. Beerman
                                   Title:   Vice President, General Counsel and
                                            Secretary

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